                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                AMENDMENT NO. 1

                                  TO FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


                                   CalMat Co.
     --------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                               95-0645790
------------------------------------------------------------------------------
(State of incorporation or organization)  (I.R.S. Employer Identification No.)


3200 San Fernando Road, Los Angeles, California         90065
------------------------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)


  Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class             Name of each exchange on which
          to be so registered             each class is to be registered
 Class A Common Stock Purchase Rights        New York Stock Exchange
 ------------------------------------     ------------------------------
                                          Pacific Stock Exchange

 ------------------------------------     ------------------------------

 ------------------------------------     ------------------------------

  If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
   Instruction A.(c), check the following box.                               [ ]

  If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.                                  [ ]

  Securities to be registered pursuant to Section 12(g) of the Act:

          -----------------------------------------------------------
                               (Title of Class)

          -----------------------------------------------------------
                               (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

For a description of the Common Stock Purchase Rights (the "Rights") of CalMat Co. (the "Company") to be registered hereunder, reference is made to the Company's Registration Statement on Form 8-A which was filed on September 28, 1987, and is incorporated herein by reference.

On October 26, 1992, the Company, Bank of America N.T. & S.A., formerly known as Security Pacific National Bank ("Bank of America") and First Chicago Trust Company of New York ("First Chicago") executed the First Amendment to the Rights Agreement (the "Rights Agreement") dated as of September 22, 1987, between the Company and Security Pacific National Bank ("Amendment No. 1") in which Bank of America resigned as rights agent and the Company appointed First Chicago as the new rights agent.

On July 22, 1997, the Company and First Chicago executed Amendment No. 2 to the Rights Agreement ("Amendment No. 2"), originally adopted on September 22, 1987. Amendment No. 2 includes an extension of the Rights Agreement for ten years, a provision for a cashless exercise of the Rights, and a provision requiring the concurrence of a majority of the continuing directors to amend or supplement the Rights Agreement whenever approval is required for a redemption of the Rights.

Amendment No. 1 and Amendment No. 2 are attached hereto as Exhibits 2 and 3, respectively, which are incorporated herein by reference. The foregoing descriptions of Amendment No. 1 and Amendment No. 2 do not purport to be complete and are qualified in their entirety by reference to such Exhibits.

ITEM 2.  EXHIBITS

1. Rights Agreement, dated as of September 22, 1987, between the Company and Security Pacific National Bank, as Rights Agent. (Filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed on September 22, 1987 and incorporated by reference herein).

2. Amendment No. 1 to the Rights Agreement, dated as of October 26, 1992, between the Company and Bank of America, N.T. & S.A., formerly known as Security Pacific National Bank, as rights agent (filed as Exhibit 4.2 to the Company's 1992 Annual Report on Form 10-K, incorporated by reference herein).

3. Amendment No. 2 to the Rights Agreement, dated as of July 22, 1997, between the Company and First Chicago Trust Company of New York, as rights agent. (Filed as Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q, filed on August 12, 1997 and incorporated by reference herein).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


DATED:  September 30, 1997       CALMAT CO.


                                 By  /s/  H. JAMES GALLAGHER
                                 ---------------------------
                                 Name:  H. James Gallagher
                                 Title: Executive Vice President, Finance, Chief
                                        Financial Officer and Treasurer



                                 By /s/ BRENT L. STUMME
                                 ----------------------
                                 Name:  Brent L. Stumme
                                 Title: Vice President, Controller

                                 EXHIBIT INDEX

1. Rights Agreement, dated as of September 22, 1987, between the Company and Security Pacific National Bank, as Rights Agent. (Filed as Exhibit 1 to the Company's Registration Statement on Form 8-A dated September 22, 1987 and filed on September 28, 1987 and incorporated by reference herein).

2. Amendment No. 1 to the Rights Agreement, dated as of October 26, 1992, between the Company and Bank of America, N.T. & S.A., formerly known as Security Pacific National Bank, as rights agent (filed as Exhibit 4.2 to the Company's 1992 Annual Report on Form 10-K, incorporated by reference herein).

3. Amendment No. 2 to the Rights Agreement, dated as of July 22, 1997, between the Company and First Chicago Trust Company of New York, as rights agent. (Filed as Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q, filed on August 12, 1997 and incorporated by reference herein).